UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 1, 2005
DISCOVERY BANCORP
Incorporated Under the Laws of the State of California

333-122090	20-1814766
Commission File Number	I.R.S. Employer Identification Number
338 Via Vera Cruz
San Marcos, California 92078
(760) 736-8900
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 2.01 Completion of Acquisition or Disposition of Assets.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 2.01 Completion of Acquisition or Disposition of Assets.
     On September 1, 2005, Celtic Merger Corp., a wholly-owned subsidiary of Discovery Bancorp, acquired certain of the assets and assumed certain of the liabilities of Celtic Capital Corporation (“Celtic”), a commercial finance lender which has operated for more than 22 years from its headquarters in Santa Monica, California. Celtic Merger Corp. will change its name to Celtic Capital Corporation and continue to operate as a wholly-owned subsidiary of Discovery Bancorp. Pursuant to the terms of the Asset Purchase Agreement, dated January 27, 2005, by and among Discovery Bancorp, Celtic Merger Corp., certain of Celtic’s principals and Celtic Capital Corporation, Discovery Bancorp paid Celtic Capital Corporation $6.1 million for a $16.0 million loan portfolio and certain other assets and the assumption of certain liabilities. The purchase price included a a premium of $900,000 in cash and $800,000 worth of Discovery Bancorp common stock valued at a per share price of $15.50.
Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
(d)      Effective September 1, 2005, Bron Hafner, who founded Celtic in 1982, was added to the Board of Directors of Discovery Bancorp. Presently, Mr. Hafner is not serving on any committees of the Board of Directors of Discovery Bancorp. However, it is anticipated that Mr. Hafner may be added to one or more committees in the future. Mr. Hafner was added as a director effective as of the closing date of the Celtic transaction (described above) pursuant to an agreement between Discovery Bancorp and Celtic.
     Discovery Bancorp and Celtic Capital Corp. also entered into a consulting agreement with Mr. Hafner pursuant to which Mr. Hafner is serving as a consultant to Celtic Capital Corp. effective as of the closing of the Celtic transaction. The consulting agreement has a term of three years, provides for a monthly consulting fee of $5,000 per month and the reimbursement of certain business expenses. The agreement provides for severance compensation equal to six months’ consulting fee in the event the agreement is terminated without cause or in the event of a merger or a material change in control. The agreement provides that for a period of three years from the closing of the Celtic transaction, Bron Hafner will not solicit customers or employees of the finance company subsidiary to be customers or employees of another firm, nor will he, directly or indirectly, own or control a commercial finance business in California or Arizona; provided however that he may make certain investments in commercial finance transactions and may make extensions of credit for his own account provided that such loans have first been offered to the finance company subsidiary and it has declined to extend the credit.

Item 9.01 Financial Statements and Exhibits.
(a)      Financial Statements of Business Acquired.
     The financial statements of Celtic Capital Corporation are incorporated by reference from the Registration Statement on Pre-Effective Amendment No. 1 to the Form SB-2 filed by Discovery Bancorp on July 27, 2005.
(b)       Pro Forma Financial Information.
     The pro forma financial information required by the provisions of Item 9.01(b) is incorporated by reference from the Registration Statement on Pre-Effective Amendment No. 1 to the Form SB-2 filed by Discovery Bancorp on July 27, 2005.
(c)      Exhibits.

Page
*	Asset Purchase Agreement, dated January 27, 2005 by and among Discovery Bancorp, Celtic Merger Corp., certain of Celtic Capital Corporation’s principals, and Celtic Capital Corporation.	n/a
*	This exhibit is incorporated by reference from the Registration Statement on Pre-Effective Amendment No. 1 to the Form S-4 filed by the Registrant on April 6, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DISCOVERY BANCORP
Date: September 7, 2005

By:	/s/ James P. Kelley, II
James P. Kelley, II
President and Chief Executive Officer